Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 23, 2014

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses
$2 Billion in Total Assets

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six-month periods ended June 30, 2014.

SUMMARY:
•	Assets passed the $2.0 billion threshold reaching $2.1 billion as of June 30, 2014.
•	The quarterly dividend was increased from 11 cents to 13 cents per share on July 18, 2014.
•	Total loans increased $222.7 million during the quarter and $256.7 million during the first six months of 2014 to $1.3 billion as of June 30, 2014.
•	Commercial loans increased $119.6 million during the quarter and $143.0 million during the first six months of 2014 to $648.2 million as of June 30, 2014.
•	Second quarter 2014 net income was $4.8 million or $.50 diluted earnings per share, an increase of $1.4 million over the previous quarter.
•	Excluding costs related to the acquisition of SCB Bancorp, Inc. of $900,000, net income for the second quarter of 2014 was $5.4 million or $.56 diluted earnings per share.
•	Net income for the first six months of 2014 was $8.2 million or $.88 diluted earnings per share.
•	Excluding costs related to the acquisition of SCB Bancorp, Inc. of $1.2 million, net income for the first six months of 2014 was $9.0 million or $.96 diluted earnings per share.
•	Net Interest Margin, excluding the impact of acquisitions (“core net interest margin”), was 3.52% for the second quarter of 2014 compared to 3.38% in the previous quarter.
•	Return on average assets was 0.98% for the second quarter of 2014 and 0.89% for the first six months of 2014.
•	Return on average common equity was 11.95% for the second quarter of 2014 and 10.40% for the first six months of 2014.
•	Non-performing loans to total loans as of June 30, 2014 were 1.41% compared to 1.70% as of December 31, 2013 and 2.27% as of June 30, 2013.

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Pg. 2 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

Craig M. Dwight, Chairman and CEO, commented: “I am pleased to announce Horizon’s second quarter 2014 results, which reflect our continued growth story and a positive contribution from our four key revenue streams – business banking, retail banking, residential mortgage lending and wealth and investment management.  Horizon’s assets surpassed the $2.0 billion mark during the quarter through a combination of strategic assets acquired in the SCB Bancorp, Inc. (“Summit”) transaction and organic loan growth, most notably in the commercial loan portfolio. There was also a significant pickup in residential lending activity compared to the previous quarter. Additionally, Horizon’s core net interest margin, excluding interest income from acquisition-related purchase accounting adjustments, increased to 3.52% for the three months ended June 30, 2014 from 3.38% in the previous quarter.”

“The loan growth we achieved during the quarter was both organic and strategic in its composition,” Dwight explained.  The following tables present the amounts and growth rates of loans by various markets and product types:

Quarterly Loan Growth by Market
(Dollars in Thousands, Unaudited)
		Acquired				Annualized
	June 30	Summit	March 31	Amount	Percent	Percent
	2014	Loans	2014	Change	Change	Change
Indianapolis & Kalamazoo loans	$228,811		$202,892	$25,919	12.8%	51.8%
All other markets loans	967,122		903,237	63,885	7.1%	28.7%
Pre-acquisition loans	1,195,933		1,106,129	89,804	8.1%	32.9%
Summit loans acquired	132,847	$124,081	-	8,766	7.1%	29.3%
Total loans	$1,328,780		$1,106,129	$222,651	20.1%	81.6%

Quarterly Loan Growth by Type
(Dollars in Thousands, Unaudited)
					Excluding Acquired Loans
				Acquired			Annualized
	June 30	March 31	Amount	Summit	Amount	Percent	Percent
	2014	2014	Change	Loans	Change	Change	Change
Commercial loans	$648,202	$528,635	$119,567	$(70,441)	$49,126	9.3%	37.7%
Mortgage warehouse loans	140,896	102,146	38,750	-	38,750	37.9%	153.9%
Residential mortgage loans	235,523	189,893	45,630	(43,448)	2,182	1.1%	4.7%
Consumer loans	296,873	280,120	16,753	(10,192)	6,561	2.3%	9.5%
Held for sale loans	7,286	5,335	1,951	-	1,951	36.6%	148.3%
Total loans	1,328,780	1,106,129	222,651	(124,081)	98,570	8.9%	36.1%

Dwight continued, “Horizon’s loan growth speaks well of our talented lending team and the emphasis placed on increasing our presence in larger markets with significant growth potential. Additionally, we have achieved this growth without sacrificing our disciplined credit culture, resulting in a stable level of non-performing assets and low levels of net loan charge-offs for the first six months of 2014.”

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Pg. 3 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

Dwight noted the Bank continues to build core deposits to help maintain low cost funding. Core deposit accounts, excluding the Summit acquisition, grew $27.8 million or 2.6% during the second quarter of 2014 and $95.5 million or 9.4% during the first six months of 2014. Dwight explained, “We are very pleased with our net interest margin results for the second quarter, which can be attributed to the increase in higher yielding assets and low cost funding sources. Horizon’s core net interest margin increased over the first quarter of 2014 during a period in which industry-wide margin pressure persists.”

On June 18, 2014, Horizon increased its quarterly dividend 18.2% from 11 cents to 13 cents per share.  Dwight concluded, “This dividend increase reflects our commitment to Horizon shareholders by aligning dividends with profits while striving every day to build long-term shareholder value. Additionally, the shares issued in the Summit transaction increased our stock liquidity and market capitalization.”

Income Statement Highlights

Net income for the second quarter of 2014 was $4.8 million or $.50 diluted earnings per share compared to $5.7 million or $.62 diluted earnings per share in the second quarter of 2013.  The decrease in net income from the previous year reflects the decline in net interest margin, lower non-interest income due to a decline in gain on sale of mortgage loans and an increase in non-interest expenses primarily due to an increase in salaries and employee benefits, transaction expenses related to the Summit acquisition and an increase in expenses due to overall company growth. Additionally, the decrease in diluted earnings per share reflects the shares issued to Summit shareholders as part of the transaction.  Excluding transaction expenses related to the Summit acquisition of $900,000, net income would have been $5.4 million or $.56 diluted earnings per share for the second quarter of 2014.

Net income for the six months ended June 30, 2014 was $8.2 million or $.88 diluted earnings per share compared to $11.0 million or $1.20 diluted earnings per share for the six months ended June 30, 2013.  Excluding transaction expenses related to the Summit acquisition of $1.2 million, net income would have been $9.0 million or $.96 diluted earnings per share for the first six months of 2014.

Horizon’s net interest margin was 3.78% during the second quarter of 2014, up from 3.48% for the prior quarter and down from 4.21% for same period of 2013.  The increase in net interest margin compared to the previous quarter was primarily due to an increase in higher yielding average loan balances, specifically commercial loans and mortgage warehouse loans, as well as an increase in interest income from acquisition-related purchase accounting adjustments.  The decrease in net interest margin compared to the same period of the prior year was primarily due to lower yields on new loans and repricing earning assets and a decrease in interest income from acquisition-related purchase accounting adjustments.  Excluding purchase accounting adjustments related to the 2012 Heartland Bancshares, Inc. and the Summit acquisitions, the margin would have been 3.52% for the three-month period ending June 30, 2014 compared to 3.38% for the previous quarter and 3.61%

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Pg. 4 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

for the same period of 2013.  Interest income from acquisition-related purchase accounting adjustments was $1.2 million, $389,000 and $2.4 million for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

Horizon’s net interest margin was 3.62% for the six months ending June 30, 2014, down from 4.17% for same period of 2013.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.43% for the six months ending June 30, 2014 compared to 3.66% for same period of 2013. Interest income from acquisition-related purchase accounting adjustments was $1.6 million and $4.2 million for the six months ended June 30, 2014 and June 30, 2013, respectively.

Residential mortgage lending activity during the second quarter of 2014 generated $2.5 million in income from the gain on sale of mortgage loans, an increase of $1.1 million from the previous quarter and a decrease of $270,000 from the second quarter of 2013.  Total origination volume in the second quarter of 2014, including loans placed into portfolio, totaled $82.5 million, representing an increase of 56.8% from the previous quarter of $52.6 million and a decrease of 29.9% from the second quarter of 2013 of $117.7 million.

Purchase money mortgage originations during the second quarter of 2014 represented 77.5% of total originations compared to 70.6% of originations during the previous quarter and 66.0% during the second quarter of 2013.

Lending Activity

Total loans increased $256.7 million from December 31, 2013 to $1.3 billion at June 30, 2014 as mortgage warehouse loans increased by $42.7 million, residential mortgage loans increased by $49.6 million and consumer loans increased by $17.3 million.  Commercial loans increased $143.0 million or 28.3% from $505.2 million at December 31, 2013 to $648.2 million at June 30, 2014.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during the second quarter of 2014 to $127.1 million and $101.7 million, respectively, as of June 30, 2014. Kalamazoo’s aggregate loan balances increased $6.7 million or 5.5% and Indianapolis’ aggregate loan balances increased $19.3 million or 23.4% during the second quarter of 2014. Additionally, Lansing market loans were $132.8 million as of June 30, 2014, an increase of $8.8 million or 7.1% from $124.1 million as of the Summit transaction completion date on April 3, 2014.

The provision for loan losses was $339,000 for the second quarter and the first six months of 2014, which was $390,000 lower than the provision for the second quarter of 2013 and $2.5 million lower than the provision for the first six months of 2013.  The lower provision for loan losses in the second quarter and for the first six months of 2014 compared to the same periods of 2013 was due to the improvement of non-performing and substandard loans.

The ratio of the allowance for loan losses to total loans decreased to 1.18% as of June 30, 2014 from 1.49% as of December 31, 2013 due to the increase in total loans from both organic growth and the

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Pg. 5 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

Summit acquisition. The decrease in allowance for loan losses from $16.0 million as of December 31, 2013 to $15.7 million as of June 30, 2014 was due to net charge-offs of $670,000 during the first six months of 2014, partially offset by a provision for loan losses of $339,000 during the same period.

Non-performing loans totaled $18.7 million as of June 30, 2014, up from $18.3 million as of December 31, 2013.  Compared to December 31, 2013, non-performing commercial loans and real estate loans increased by $772,000 and $527,000, respectively, partially offset by a decrease of $898,000 in non-performing consumer loans.  The increase in non-performing loans was primarily due to the addition of non-performing loans as a result of the Summit acquisition in the amount of $859,000 as of June 30, 2014.  As a percentage of total loans, non-performing loans were 1.41% at June 30, 2014, down 29 basis points from 1.70% at December 31, 2013.

At June 30, 2014, loans acquired in the Summit acquisition represented $859,000 in non-performing, $2.9 million in substandard and $463,000 in delinquent loans.

Expense Management

Total non-interest expense was $2.1 million higher in the first six months of 2014 compared to the first six months of 2013 and $1.9 million higher in the second quarter of 2014 compared to the previous quarter.  The increase in non-interest expense was primarily related to the Summit acquisition expenses in the amount of $1.2 million for the first six months of 2014 and $900,000 for the second quarter of 2014 as well as overall company growth.

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Pg. 6 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to a financial measure determined by methods other than in accordance with GAAP. Specifically, we have included a non-GAAP financial measure of the net interest margin excluding the impact of acquisitions. Horizon believes that this non-GAAP financial measure is helpful to investors and provides a greater understanding of our business without giving effect to the purchase accounting impacts of acquisitions, although this measure is not necessarily comparable to similar measures that may be presented by other companies and it should not be considered in isolation or as a substitute for the related GAAP measure.

Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Millions, Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Interest Margin As Reported
Net interest income	$16.8	$13.3	$16.6	$30.1	$32.6
Average interest-earning assets	1,832.6	1,598.3	1,626.2	1,715.9	1,631.0
Net interest income as a percent of average interest earning assets	3.78%	3.48%	4.21%	3.62%	4.17%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(1.2)	$(0.4)	$(2.4)	$(1.6)	$(4.1)

Net Interest Margin Excluding Impact of Acquisitions
Net interest income	$15.6	$12.9	$14.2	$28.5	$28.4
Average interest-earning assets	1,832.6	1,598.3	1,626.2	1,715.9	1,631.0
Net interest income as a percent of average interest earning assets	3.52%	3.38%	3.61%	3.43%	3.66%

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of

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Pg. 7 cont. Horizon Bancorp Announces an Increase in Second Quarter Earnings and Surpasses $2 Billion in Total Assets

risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Balance sheet:
Total assets	$2,073,251	$1,806,583	$1,758,276	$1,781,024	$1,785,907
Investment securities	537,618	529,340	518,501	524,054	492,363
Commercial loans	648,202	528,635	505,189	499,584	502,230
Mortgage warehouse loans	140,896	102,146	98,156	113,591	154,962
Residential mortgage loans	235,523	189,893	185,958	189,254	182,610
Consumer loans	296,873	280,120	279,525	278,990	277,864
Earning assets	1,882,724	1,649,653	1,604,794	1,624,251	1,638,923
Non-interest bearing deposit accounts	270,023	238,499	231,096	223,354	213,700
Interest bearing transaction accounts	919,024	840,258	779,966	816,167	772,790
Time deposits	310,056	276,814	280,458	288,799	310,766
Borrowings	340,201	236,043	256,296	242,505	282,837
Subordinated debentures	32,564	32,525	32,486	32,448	32,409
Common stockholders' equity	174,836	157,283	152,020	150,959	147,665
Total stockholders’ equity	187,336	169,783	164,520	163,459	160,165

Income statement:	Three months ended
Net interest income	$16,788	$13,272	$14,129	$14,669	$16,575
Provision for loan losses	339	-	(997)	104	729
Non-interest income	6,627	5,522	5,687	5,910	6,849
Non-interest expenses	16,408	14,514	15,610	14,061	14,795
Income tax expense	1,890	863	1,088	1,629	2,235
Net income	4,778	3,417	4,115	4,785	5,665
Preferred stock dividend	(31)	(31)	(63)	(66)	(96)
Net income available to common shareholders	$4,747	$3,386	$4,052	$4,719	$5,569

Per share data:
Basic earnings per share	$0.52	$0.39	$0.47	$0.55	$0.65
Diluted earnings per share	0.50	0.38	0.45	0.52	0.62
Cash dividends declared per common share	0.13	0.11	0.11	0.11	0.10
Book value per common share	19.00	18.22	17.64	17.52	17.14
Tangible book value per common share	15.47	15.52	14.97	14.82	14.42
Market value - high	22.58	24.91	26.09	25.04	20.45
Market value - low	$19.57	$20.27	$21.07	$20.74	$18.97
Weighted average shares outstanding - Basic	9,182,986	8,630,966	8,623,360	8,618,969	8,617,466
Weighted average shares outstanding - Diluted	9,560,939	9,021,786	9,020,289	9,019,211	8,974,103

Key ratios:
Return on average assets	0.98%	0.79%	0.93%	1.09%	1.29%
Return on average common stockholders' equity	11.95	8.81	10.44	12.60	14.67
Net interest margin	3.78	3.48	3.60	3.78	4.21
Loan loss reserve to total loans	1.18	1.46	1.49	1.64	1.67
Non-performing loans to loans	1.41	1.59	1.70	2.09	2.27
Average equity to average assets	8.79	9.65	9.46	9.22	9.34
Bank only capital ratios:
Tier 1 capital to average assets	8.82	9.11	9.18	9.00	8.77
Tier 1 capital to risk weighted assets	11.48	12.87	13.42	13.17	12.37
Total capital to risk weighted assets	12.54	14.12	14.67	14.42	13.63

Loan data:
Substandard loans	$35,495	$32,648	$34,721	$44,420	$51,773
30 to 89 days delinquent	3,671	2,613	3,452	2,692	4,083

90 days and greater delinquent - accruing interest	$42	$202	$48	$2	$122
Trouble debt restructures - accruing interest	5,614	4,997	5,053	3,507	5,086
Trouble debt restructures - non-accrual	3,178	3,662	3,427	5,986	6,586
Non-accrual loans	9,844	8,775	9,749	12,986	13,855
Total non-performing loans	$18,678	$17,636	$18,277	$22,481	$25,649

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2014	2013
Balance sheet:
Total assets	$2,073,251	$1,785,907
Investment securities	537,618	492,363
Commercial loans	648,202	502,230
Mortgage warehouse loans	140,896	154,962
Residential mortgage loans	235,523	182,610
Consumer loans	296,873	277,864
Earning assets	1,882,724	1,638,923
Non-interest bearing deposit accounts	270,023	213,700
Interest bearing transaction accounts	919,024	772,790
Time deposits	310,056	310,766
Borrowings	340,201	282,837
Subordinated debentures	32,564	32,409
Common stockholders' equity	174,836	147,665
Total stockholders’ equity	187,336	160,165

Income statement:	Six months ended
Net interest income	$30,060	$32,585
Provision for loan losses	339	2,813
Non-interest income	12,149	14,309
Non-interest expenses	30,922	28,774
Income tax expense	2,753	4,331
Net income	8,195	10,976
Preferred stock dividend	(63)	(242)
Net income available to common shareholders	$8,132	$10,734

Per share data:
Basic earnings per share	$0.91	$1.25
Diluted earnings per share	0.88	1.20
Cash dividends declared per common share	0.24	0.20
Book value per common share	19.00	17.14
Tangible book value per common share	15.47	14.42
Market value - high	24.91	20.87
Market value - low	$19.57	$18.97
Weighted average shares outstanding - Basic	8,908,492	8,617,466
Weighted average shares outstanding - Diluted	9,293,423	8,977,408

Key ratios:
Return on average assets	0.89%	1.25%
Return on average common stockholders' equity	10.40	14.31
Net interest margin	3.62	4.17
Loan loss reserve to total loans	1.18	1.67
Non-performing loans to loans	1.41	2.27
Average equity to average assets	9.20	9.25
Bank only capital ratios:
Tier 1 capital to average assets	8.82	8.77
Tier 1 capital to risk weighted assets	11.48	12.37
Total capital to risk weighted assets	12.54	13.63

Loan data:
Substandard loans	$35,495	$51,773
30 to 89 days delinquent	3,671	4,083

90 days and greater delinquent - accruing interest	$42	$122
Trouble debt restructures - accruing interest	5,614	5,086
Trouble debt restructures - non-accrual	3,178	6,586
Non-accrual loans	9,844	13,855
Total non-performing loans	$18,678	$25,649

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Commercial	$6,958	$7,236	$6,663	$7,663	$7,526
Real estate	2,367	2,813	3,462	3,238	3,734
Mortgage warehousing	1,559	1,665	1,638	1,686	1,610
Consumer	4,776	4,388	4,229	5,261	6,010
Unallocated	-	-	-	-	-
Total	$15,660	$16,102	$15,992	$17,848	$18,880

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Commercial	$185	$(361)	$214	$604	$699
Real estate	169	18	350	40	411
Mortgage warehousing	-	-	-	-	-
Consumer	426	233	295	492	304
Total	$780	$(110)	$859	$1,136	$1,414

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Commercial	$8,243	$7,313	$7,471	$7,887	$9,466
Real estate	6,672	6,357	6,145	8,093	9,366
Mortgage warehousing	-	-	-	-	-
Consumer	3,763	3,966	4,661	6,501	6,817
Total	$18,678	$17,636	$18,277	$22,481	$25,649

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Commercial	$452	$812	$830	$954	$629
Real estate	752	867	1,277	385	429
Mortgage warehousing	-	-	-	-	-
Consumer	23	39	14	44	37
Total	$1,227	$1,718	$2,121	$1,383	$1,095

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$9,062	$5	0.22%	$5,690	$3	0.21%
Interest-earning deposits	7,987	4	0.20%	10,289	5	0.19%
Investment securities - taxable	403,910	2,386	2.37%	369,382	2,039	2.21%
Investment securities - non-taxable (1)	145,591	1,096	4.25%	131,474	1,024	4.53%
Loans receivable (2)(3)	1,266,026	16,631	5.27%	1,109,345	16,906	6.12%
Total interest-earning assets (1)	1,832,576	20,122	4.51%	1,626,180	19,977	5.05%

Noninterest-earning assets
Cash and due from banks	28,106			23,544
Allowance for loan losses	(15,808)			(19,572)
Other assets	129,608			133,658

	$1,974,482			$1,763,810

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,229,025	$1,355	0.44%	$1,091,285	$1,445	0.53%
Borrowings	273,968	1,478	2.16%	240,681	1,456	2.43%
Subordinated debentures	32,541	501	6.18%	32,172	501	6.25%
Total interest-bearing liabilities	1,535,534	3,334	0.87%	1,364,138	3,402	1.00%

Noninterest-bearing liabilities
Demand deposits	253,093			218,433
Accrued interest payable and other liabilities	12,245			16,492
Shareholders' equity	173,610			164,747

	$1,974,482			$1,763,810

Net interest income/spread		$16,788	3.63%		$16,575	4.05%

Net interest income as a percent of average interest earning assets (1)			3.78%			4.21%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$7,842	$9	0.23%	$9,171	$10	0.22%
Interest-earning deposits	6,855	7	0.21%	8,920	9	0.20%
Investment securities - taxable	395,406	4,769	2.43%	372,394	4,050	2.19%
Investment securities - non-taxable (1)	146,709	2,219	4.07%	126,758	1,991	4.95%
Loans receivable (2)(3)	1,159,127	29,585	5.15%	1,113,770	33,346	6.05%
Total interest-earning assets (1)	1,715,939	36,589	4.39%	1,631,013	39,406	5.02%

Noninterest-earning assets
Cash and due from banks	26,507			23,780
Allowance for loan losses	(15,987)			(19,124)
Other assets	133,408			134,689

	$1,859,867			$1,770,358

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,154,682	$2,632	0.46%	$1,102,991	$2,925	0.53%
Borrowings	250,761	2,900	2.33%	242,364	2,904	2.42%
Subordinated debentures	32,522	997	6.18%	32,265	992	6.20%
Total interest-bearing liabilities	1,437,965	6,529	0.92%	1,377,620	6,821	1.00%

Noninterest-bearing liabilities
Demand deposits	238,579			211,568
Accrued interest payable and other liabilities	12,191			17,384
Shareholders' equity	171,132			163,786

	$1,859,867			$1,770,358

Net interest income/spread		$30,060	3.47%		$32,585	4.02%

Net interest income as a percent of average interest earning assets (1)			3.62%			4.17%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.
(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2014	2013
	(Unaudited)
Assets
Cash and due from banks	$50,804	$31,721
Investment securities, available for sale	366,289	508,591
Investment securities, held to maturity (fair value of $173,200 and $9,910)	171,329	9,910
Loans held for sale	7,286	3,281
Loans, net of allowance for loan losses of $15,660 and $15,992	1,305,834	1,052,836
Premises and equipment, net	50,853	46,194
Federal Reserve and Federal Home Loan Bank stock	16,326	14,184
Goodwill	28,034	19,748
Other intangible assets	4,422	3,288
Interest receivable	8,280	7,501
Cash value life insurance	38,860	36,190
Other assets	24,934	24,832
Total assets	$2,073,251	$1,758,276
Liabilities
Deposits
Non-interest bearing	$270,023	$231,096
Interest bearing	1,229,080	1,060,424
Total deposits	1,499,103	1,291,520
Borrowings	340,201	256,296
Subordinated debentures	32,564	32,486
Interest payable	508	506
Other liabilities	13,539	12,948
Total liabilities	1,885,915	1,593,756
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 9,274,416 and 8,706,971 shares
Outstanding, 9,201,786 and 8,630,966 shares	-	-
Additional paid-in capital	45,438	32,496
Retained earnings	127,154	121,253
Accumulated other comprehensive income (loss)	2,244	(1,729)
Total stockholders’ equity	187,336	164,520
Total liabilities and stockholders’ equity	$2,073,251	$1,758,276

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$16,631	$16,906	$29,585	$33,346
Investment securities
Taxable	2,395	2,047	4,785	4,069
Tax exempt	1,096	1,024	2,219	1,991
Total interest income	20,122	19,977	36,589	39,406
Interest Expense
Deposits	1,355	1,445	2,632	2,925
Borrowed funds	1,478	1,456	2,900	2,904
Subordinated debentures	501	501	997	992
Total interest expense	3,334	3,402	6,529	6,821
Net Interest Income	16,788	16,575	30,060	32,585
Provision for loan losses	339	729	339	2,813
Net Interest Income after Provision for Loan Losses	16,449	15,846	29,721	29,772
Non-interest Income
Service charges on deposit accounts	1,038	988	1,961	1,901
Wire transfer fees	145	203	257	393
Interchange fees	1,254	1,060	2,213	1,926
Fiduciary activities	1,199	1,047	2,247	2,187
Gain on sale of investment securities (includes $0 for the three and six months ended June 30, 2014 and $0 for the three months ended and $368 for the six months ended June 30, 2013, related to accumulated other comprehensive earnings reclassifications)	-	-	-	368
Gain on sale of mortgage loans	2,537	2,807	3,948	5,913
Mortgage servicing income net of impairment	233	302	440	465
Increase in cash value of bank owned life insurance	252	257	485	509
Other income	(31)	185	598	647
Total non-interest income	6,627	6,849	12,149	14,309
Non-interest Expense
Salaries and employee benefits	8,293	7,721	15,776	15,225
Net occupancy expenses	1,360	1,295	2,784	2,606
Data processing	937	818	1,807	1,418
Professional fees	419	454	1,027	953
Outside services and consultants	1,298	486	1,959	1,198
Loan expense	1,272	1,402	2,287	2,516
FDIC insurance expense	285	268	541	551
Other losses	95	163	133	91
Other expense	2,449	2,188	4,608	4,216
Total non-interest expense	16,408	14,795	30,922	28,774
Income Before Income Tax	6,668	7,900	10,948	15,307
Income tax expense (includes $0 for the three and six months ended June 30, 2014 and $0 for the three months ended and $129 for the six months ended June 30, 2013, related to income tax expense from reclassification items)	1,890	2,235	2,753	4,331
Net Income	4,778	5,665	8,195	10,976
Preferred stock dividend and discount accretion	(31)	(96)	(63)	(242)
Net Income Available to Common Shareholders	$4,747	$5,569	$8,132	$10,734
Basic Earnings Per Share	$0.52	$0.65	$0.91	$1.25
Diluted Earnings Per Share	0.50	0.62	0.88	1.20